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EXHIBIT 10.38



                                 AMENDMENT TO
                            CONTRIBUTION AGREEMENT
        (Real Estate located in Pulsaki County, Arkansas and Viaticals)


     For good and valuable consideration, the receipt and sufficiency of which are acknowledged, this Amendment to Contribution Agreement (this "Amendment") is made effective on the date indicated hereinbelow that the last party executed this Agreement (the "Effective Date"), between Capitol Development of Arkansas, Inc., an Arkansas corporation ("CDA"), and Trade Partners, Inc., a Michigan corporation ("Trade Partners").

                                   RECITALS:

     A. Trade Partners and CDA entered into a Contribution Agreement, dated effective,March 29, 1999 (the "Contribution Agreement"), which by its terms required a closing effective March 31, 1999, with all closing matters to be finally delivered on or before April 15, 1999.

     B. As of the effective date of this Amendment, all closing matters have not been finalized and the parties desire to organize TradeArk contemporaneously herewith by filing the Articles of Organization marked Exhibit "A", affixed hereto and by this reference made a part hereof (the "Articles"), and by executing the Operating Agreement for TradeArk marked Exhibit "B", affixed hereto and by this reference made a part hereof (the "Initial Operating Agreement"), and then partially capitalize TradeArk pursuant to the Operating Agreement as a partial closing of the Contribution Agreement and the parties agree that all additional closing matters be deferred and completed as set forth herein.

                                  WITNESSETH:

     1. The execution and contribution of the capital contributions set forth in the Initial Operating Agreement shall constitute a partial closing of the Contribution Agreement on or before June 30, 1999 (the "Extended Closing Date"). Trade Partners agrees that the due diligence condition of Section 14.5 of the Contribution Agreement is hereby deemed satisfied, except that Trade Partners reserves the right to approve the title insurance commitments and the surveys. Each of Trade Partners and CDA agree that their respective conditions in Section 14 and Section 15 respectively as to the VSC's and the portions of the Maumelle Tracts being contributed pursuant to the terms of the Initial Operating Agreement are hereby deemed satisfied, except that Trade Partners financing condition remains unsatisfied.

     2. At the time of the Extended Closing Date, Trade Partners and CDA shall amend the Initial Operating Agreement consistent with the provisions of Section 16 of the Contribution Agreement consistent with the provisions of Section 16, whereupon CDA shall contribute to
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TradeArk the balance of the Maumelle Tracts subject to the Maumelle Assumed Debt which have not been contributed and assumed pursuant to the Initial Operating Agreement and Trade Partners shall contribute to TradeArk the balance of the Viatical Settlement Contracts which have not been contributed pursuant to the Initial Operating Agreement.

     3. All other terms of the Contribution Agreement are hereby affirmed to the extent not herein amended. All capitalized terms set forth herein shall have the meaning attributed to same in the Contribution Agreement unless otherwise defined herein. The Recitals set forth herein above are hereby incorporated by this reference as part of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated hereinbelow.

                         CAPITOL DEVELOPMENT OF ARKANSAS, INC.

DATE OF EXECUTION:

5/26/99                  BY: /s/  Michael G. Todd
-------                           Michael G. Todd
                             Its: President


                         TRADE PARTNERS INC.

DATE OF EXECUTION:

6/1/99                   BY: /s/  Thomas J. Smith
------                            Thomas J. Smith
                             Its: President

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